SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                              February 26, 1999
                           ======================
              Date of Report (Date of earliest event reported)

                           ARVIN INDUSTRIES, INC.
                           =======================
           (Exact name of registrant as specified in its charter)

                                   Indiana
                          ========================
               (State or other jurisdiction of incorporation)


                  1-302                            35-0550190
               ==========                          ==========
        (Commission File Number)        (IRS Employer Identification No.)


                  One Noblitt Plaza, Post Office Box 3000,
                        Columbus, Indiana 47202-3000
                  =========================================
             (Address of principal executive offices) (Zip Code)

                               (812) 379-3000
                  =========================================
             Registrant's Telephone number, including area code





      Item 5.   Other Events.

        On February 26, 1999, Arvin Industries, Inc. (the "Registrant") acquired the Purolator Products automotive filter business from Mark IV Industries, Inc. Purolator is a leading independent manufacturer and distributor of automotive oil filters, air filters and fuel filters in North America for both the automotive replacement and the automotive original equipment markets.

        The transaction value of $276 million included the Registrant's assumption of approximately $6 million in debt. The Registrant financed the acquisition using short-term bank debt.

        The acquisition was made pursuant to a Purchase Agreement between the Registrant and Mark IV Industries, Inc. dated February 8, 1999, a copy of which is filed as Exhibit 99 to this Report.

        The Registrant is reviewing whether the acquisition meets the requirements for reporting pursuant to Item 2 and Item 7(a) and 7(b) of Form 8-K and will comply with such requirements, if applicable.


   Item 7.   Financial Statements and Exhibits.

             (c)  Exhibits

   99. Purchase Agreement between Arvin Industries, Inc. and Mark IV Industries, Inc. dated February 8, 1999.





                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:    March 4, 1999

                                 ARVIN INDUSTRIES, INC.
                                 (Registrant)



                                 /s/ Richard A. Smith
                                 ===================================
                                 Richard A. Smith
                                 Vice President-Finance and
                                 Chief Financial Officer






                                EXHIBIT INDEX

   Number         Description

   99. Purchase Agreement between Arvin Industries, Inc. and Mark IV Industries, Inc. dated February 8, 1999.